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                                                                    EXHIBIT 5.1

MLO                                                 MENDELSOHN LAW OFFICE, INC.
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                                  May 9, 2002


Ladies and Gentlemen:

         You have requested our opinion as Special Securities Counsel for Turbodyne Technologies Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, on Form S-8 of two million, seven hundred and thirty-one thousand (2,731,000) shares of Common Stock of the Company (the "Shares"), $.001 par value, per share, issued pursuant to various consulting arrangements between the Company and Consultants.

         We have examined the Company's Registration Statement on Form S-8 in the form to be filed with the Securities and Exchange Commission (the "Registration Statement"), the Certificate of Domestication of Non-United States Corporation and the Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware, the Bylaws and the minute books of the Company as a basis for the opinion hereafter expressed.

         Based on the foregoing examination, it is our opinion, and we so advise, that upon issuance and sale in the manner described in the Registration Statement and the exhibits thereto, the Shares will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,

                                       /s/ Randolf S. Mendelsohn

                                       Randolf S. Mendelsohn

                                       for Mendelsohn Law Office, Inc.



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